Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statement on Form S-4 of our report dated March 10, 2017, with respect to the consolidated financial statements of Carolina Financial Corporation and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ Elliott Davis Decosimo, LLC

Greenville, South Carolina

August 10, 2017